1,914,750 Shares
                   (subject to increase up to 2,201,962 shares
                      in the event of an oversubscription)

                            GOUVERNEUR BANCORP, INC.

                             (a federal corporation)

                                  COMMON STOCK
                           ($0.01 Par Value Per Share)

                       Subscription Price: $5.00 Per Share

                                AGENCY AGREEMENT

                                                             August __, 1998

First Albany Corporation
30 South Pearl Street
Albany, New York 12207

Ladies and Gentlemen:

     Gouverneur Bancorp, Inc., a federal corporation in formation (the "Holding Company"), Cambray Mutual Holding Company, a federally-chartered mutual holding company in formation (the "MHC" or the "Mutual Holding Company") and Gouverneur Savings and Loan Association, a New York chartered mutual savings and loan association ("Association") (collectively, the "Parties"), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm, jointly and severally, their agreement with First Albany Corporation ("Agent") as follows:

     SECTION 1. THE OFFERING. The Holding Company is offering up to 1,914,750 shares of common stock, par value $.01 per share (the "Common Stock") (subject to an increase up to 2,201,962 shares) in (i) a subscription offering ("Subscription Offering"), and if necessary, (ii) a direct community offering ("Direct Community Offering"), and (iii) a syndicated community offering (the "Syndicated Community Offering") in connection with the conversion and reorganization of the Association from a mutual savings association to a stock savings association and wholly-owned subsidiary of the Holding Company (the "Reorganization"), all pursuant to the Plan of Mutual Holding Company Reorganization and Stock Issuance (the "Plan"). References to the Association herein shall include the Association in its current mutual form or post-reorganization stock form as a wholly-owned subsidiary of the Holding Company.

     Pursuant to the Plan, the Holding Company will offer and sell shares of its Common Stock (the "Shares") in the Subscription Offering, Direct Community Offering and Syndicated Community Offering (collectively, the "Offerings") such that, upon completion of the Offerings, the purchasers of shares in the Offerings will own 45% of the outstanding Common Stock and the Mutual Holding Company will own 55% of the outstanding Common Stock. The Holding Company will issue the Shares at a purchase price of $5.00 per share (the "Purchase Price"). If the number of Shares is increased or decreased in accordance with the Plan, the term "Shares" shall mean such greater or lesser number, where applicable.

         In the Subscription Offering, non-transferable rights to subscribe for between 1,415,250 and 1,665,000 shares (subject to an increase up to 2,201,962 shares) of the Common Stock ("Subscription Rights") will be granted, in the following priority:
(1) depositors of the Association with deposit balances of at least $50 as of March 31, 1997 ("Eligible Account Holders"), (2) tax qualified employee benefit plans of the Association or the Holding Company, (3) depositors of the Association with balances of at least $50 as of June 30, 1998 ("Supplemental Eligible Account Holders"), (4) certain other deposit account holders and borrower members of the Association ("Other Members") and (5) to its employees, officers and directors. Subject to the prior Subscription Rights of the above-listed parties, the Association may offer for sale in a Direct Community Offering conducted during or after the Subscription Offering, the Shares not so subscribed for or ordered in the Subscription Offering to certain members of the general public with a preference given to natural persons residing in the New York counties of St. Lawrence, Jefferson and Lewis. In the event a Direct Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, shares not subscribed for in the Subscription Offering or purchased in the Direct Community Offering may be offered in the Syndicated Community Offering to eligible members of the general public on a best efforts basis by approved broker-dealer firms ("Assisting Brokers") which are members of the National Association of Securities Dealers, Inc. ("NASD") the general (all such offerees being referred to in the aggregate as "Eligible Offerees"). It is acknowledged that the purchase of Shares in the Subscription Offering and in the Direct Community Offering and the Syndicated Community Offering (the Direct Community and Syndicated Community Offerings, the "Public CommunityOfferings") is subject to maximum and minimum purchase limitations as described in the Plan and that the Holding Company may reject in whole or in part any subscriptions received from subscribers in the PublicCommunity Offerings.

     The Parties desire to retain Agent to assist the Parties with the sale of the Shares in the Offerings. By and through this Agreement, the Parties confirm the retention of Agent to assist the Parties during the Offerings.

     The Holding Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (File No. 333-57845) in order to register the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus", except that if any Prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the Prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

     In accordance with Title 12, Part 575 and 563b of the Code of Federal Regulations (the "Reorganization Regulations"), the Association has filed with the Office of Thrift Supervision (the "OTS") a Notice of Mutual Holding Company Reorganization on Form MHC-1 and an Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on Form MHC-2, including exhibits and the Prospectus, and has filed amendments thereto as required by the OTS (as so amended, collectively, the "MHC Notice and Application"). The Holding Company has filed with the OTS its application on Form H-(e)1 (the "Holding Company Application") to acquire the Association under the Homeowners Loan Act, as amended, and the regulations promulgated thereunder ("HOLA"). The Association's application with the OTS for approval of the conversion of the Association from a state chartered mutual savings and loan association to a federally chartered mutual savings and loan association, the formation of an interim stock savings association and the merger of the interim stock savings association with an into the Association (the "Merger Application") was filed as an exhibit to the Holding Company Application. The MHC Notice and Application and the Holding Company Application (including the Merger Application) shall collectively be hereinafter referred to as the "OTS Applications."

     SECTION 2. APPOINTMENT OF AGENT; COMPENSATION; SALE AND DELIVERY OF THE SHARES. Subject to the terms and conditions herein set forth, the Parties hereby appoint Agent as their financial advisor and marketing agent to advise and assist the Parties with respect to the sale of the Shares in the Offerings on a best efforts basis.

     On the basis of the representations and warranties of the Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to consult with and advise the MHC, the Holding Company and the Association as to the matters relating to the Reorganization and the Offerings and as set forth in the letter agreements ("Letter Agreements"), dated April 6, 1998, between the Association and Agent (copies of each of which are attached hereto as Exhibit A). It is acknowledged by the Parties that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Subscriptions for Shares will be offered by means of order forms as described in the Prospectus.

     If selected broker-dealers are used to assist in the sale of Shares in the Syndicated Community Offering, the Parties hereby appoint, subject to the terms and conditions of this Agreement, Agent to manage such broker-dealers in the Syndicated Community Offering. On the basis of the representations and warranties of the Parties contained in, and subject to the terms and conditions of, this Agreement, Agent accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

     The obligations of Agent pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Association or upon termination of the Offerings, or if the terms of the Reorganization are substantially amended so as to materially and adversely change the role of Agent, but in no event later than 45 days after the completion of the Offerings (the "End Date"). All fees due to Agent but unpaid will be payable to Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offerings are extended beyond the End Date, the Parties and Agent may mutually agree to renew this Agreement under mutually acceptable terms.

     In the event the Reorganization is not consummated for any reason, including but not limited to the inability to sell a minimum of 1,415,250 Shares in the Offerings within the period herein provided (including any permitted extension thereof), this Agreement shall terminate, and the Association shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof.

     In the event the closing does not occur, the Reorganization is terminated or otherwise abandoned, or the terms of the Reorganization are substantially amended so as to materially and adversely change the role of Agent, Agent shall be reimbursed for all reasonable legal fees and out-of-pocket expenses for rendering financial advice to the Association concerning the structure of the Reorganization, preparing a market and financial analysis, performing due diligence and assisting in the preparation of the Registration Statement and the OTS Applications, which shall be paid upon such termination, abandonment or amendment or within five days of such event. Any payment made pursuant to this paragraph is subject to a limit of $25,000 for Agent's legal expenses and $15,000 for its other expenses.

     If all conditions precedent to the consummation of the Reorganization, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue or have issued the Shares sold in the Offerings and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Holding Company by any means authorized by the Plan, provided, however, that except as otherwise required by law, no certificates shall be released for such shares until the conditions specified in Sections 2(a) and 7 hereof shall have been complied with. The release of Shares against payment therefor shall be made on a date and at a time and place acceptable to the Holding Company and Agent. The date upon which the Holding Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date." At the closing, the Parties shall deliver to the Agent in same-day funds the commissions, fees and expenses owing to the Agent as set forth herein and the opinions required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

     Agent has received or shall receive the following compensation for its services hereunder:

          (a) An advisory and administrative services fee in the amount of $15,000. Such fee has been earned and paid in full.

          (b) A marketing and advisory fee of $105,000.

          (c) A fee not to exceed 4.5% of the aggregate Purchase Price of the Shares sold by Assisting Brokers in any Syndicated Community Offering. The Agent will pay the Assisting Brokers that assist in the purchase of Shares in the Syndicated Community Offering a fee competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Assisting Brokers will not be utilized without the prior approval of the Parties, and it is agreed that Agent will manage the Assisting Brokers in the Syndicated Offering.

          (d) Reimbursement for all reasonable out-of-pocket expenses, including, but not limited to, legal fees, travel, communications and postage, incurred by it whether or not the Reorganization is successfully completed as set forth in Section 7 hereof. Reimbursement for Agent's legal and other expense hereunder shall not exceed $25,000 and $15,000 respectively, unless the Association has approved such expense prior to its incurrence. Agent shall be reimbursed promptly for all out-of-pocket expenses upon receipt by the Association of a monthly itemized bill summarizing such expenses since the date of the last bill, if any, to the date of the current bill.

     All subscription funds received by Agent shall be transmitted (either by U.S. Mail or similar type of transmittal) to the Association by noon of the following business day.

     SECTION 3. PROSPECTUS; SUBSCRIPTION AND PUBLICCOMMUNITY OFFERINGS. The Shares are to be initially offered in the Subscription and PublicCommunity Offerings at the Purchase Price as set forth on the cover page of the Prospectus.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. The Parties jointly and severally represent and warrant to the Agent as follows:

          (a) The Holding Company and the Association have, and as of the Closing Date, the MHC will have, all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus. The consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Association and, as of the Closing Date, will have been duly and validly authorized by all necessary action of the part of MHC. This Agreement has been validly executed and delivered by the Holding Company and the Association and, as of the Closing Date, this Agreement will be the valid, legal and binding agreement of the MHC, in each case enforceable in accordance with its terms, except to the extent, if any, that the provisions of Section 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

          (b) The Plan has been approved by the OTS.

          (c) The Registration Statement was declared effective by the Commission on ___________, 1998; and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or to the best knowledge of the Parties threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the regulations promulgated thereunder and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 10 hereof) authorized by the Parties for use in connection with the Offerings did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 3, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Sales Information authorized by the Parties for use in connection with the Offerings will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Parties by the Agent expressly regarding the Agent for use under the captions ("Market for the Common Stock" and "The Reorganization - Community Offering, - Public Offering, and - Marketing Arrangements") or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

          (d) The MHC Notice and Application, including the Prospectus, was approved by the OTS on ________ ___, 1998; and the Proxy Statement of the Association relating to the special meeting of the members of the Association at which the Plan shall be considered for approval by the Association's eligible voting members (the "Proxy Statement"), was authorized for use by the MHC Notice and Application, including the Prospectus, by the OTS (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the MHC Notice and Application, including the Prospectus, did and will comply as to form in all material respects with the MHC Regulations and any other applicable rules and regulations of the OTS (except as modified or waived in writing by the OTS). At the time of such approval, the MHC Notice and Application, including the Prospectus (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Parties by the Agent expressly regarding the Agent for use in the Prospectus contained in the MHC Notice and Application under the captions ("Market for the Common Stock" and "The Reorganization - Community Offering, - Public Offering, and - Marketing Arrangements") or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

          (e) No order has been issued by the OTS, the Commission or any State regulatory or Blue Sky authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Reorganization is, to the best knowledge of the Parties, pending or threatened.

          (f) At the Closing Date referred to in Section 2, the Plan will have been adopted by the Board of Directors of both the Holding Company and the Association, the Holding Company and the Association will have completed all material conditions precedent to the Reorganization and the offer and sale of the Shares will have been conducted in accordance with the Plan, the Reorganization Regulations and all other applicable laws, regulations, and all written terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Holding Company or the Association by the OTS (including the OTS approval order described in paragraph (b) of this Section 4) or any other regulatory authority and in the manner described in the Prospectus. To the knowledge of the Holding Company or the Association, no person has, and at the Closing Date, no person will have sought to obtain review of the final action of the OTS in approving the Plan or in approving the Reorganization or the Holding Company's acquisition of more than 50% of the capital stock and control of the Association pursuant to the HOLA or any other statute or regulation.

          (g) As of the Closing Date, the Mutual Holding Company will have been duly incorporated and shall be validly existing as a federal mutual holding company in good standing under the laws of the United States with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the OTS Applications and the Prospectus, and the Mutual Holding Company shall be qualified to do business as a foreign corporation in any jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital properties, or the business operations or income of the Parties. As of the Closing Date, the Mutual Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Parties taken as a whole; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Mutual Holding Company will be in compliance therewith in all material aspects.

          (h) The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

          (i) The MHC is not authorized to issue any shares of capital stock.

          (j) As of the Closing Date, the Holding Company will be a corporation duly organized and in good standing under the federal laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the OTS Applications and the Prospectus, and will be qualified to transact business and in good standing in each jurisdiction in which the conduct of business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Parties. As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Parties taken as a whole; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Holding Company will be in compliance therewith in all material aspects.

          (k) The Association is now an organized and validly existing federally-chartered savings and loan association in mutual form of organization and upon the Reorganization will become a duly organized and validly existing federally-chartered savings association in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the OTS Applications and the Prospectus; the Association has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Association is in all material respects complying with all material laws, rules, regulations and orders applicable to the operation of its businesses; and the Association is duly qualified as a foreign corporation to transact business in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Association. The Association does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus. Upon the completion of the Reorganization of the Association pursuant to the Plan to a federally-chartered stock savings Association, (i) not less than 35% and not more than 45% of the authorized and outstanding capital stock of the Association will be owned by the Holding Company, and (ii) the Holding Company will have no direct subsidiaries other than the Association. The Reorganization will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders except to the extent compliance therewith shall have been waived by OTS; and except with respect to the filing of certain post-sale, post-Reorganization reports and documents in compliance with the OTS's resolutions or letters of approval. All terms, conditions, requirements and provisions with respect to the Reorganization imposed by the OTS and the FDIC, if any, will have been complied with by the Holding Company and the Association in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed. All of the issued and outstanding capital stock of the Association after the Reorganization will be duly and validly issued and fully paid and non-assessable; and the Holding Company will directly own all of such capital stock free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. The Association does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus.

          (l) The Association is a member of the Federal Home Loan Association of New York ("FHLB"); and the deposit accounts of the Association are insured by the FDIC up to the applicable limits. Upon consummation of the Reorganization, the rights of the members of the Association in its mutual form shall be transferred to the Mutual Holding Company in accordance with the Plan and the requirements of the Reorganization Regulations.

          (m) The Association has, and at the Closing Date the Parties shall have, good and marketable title to all assets owned by them which are material to the business of the Parties and to those assets described in the OTS Applications and in the Prospectus as owned by them, free and clear of all material liens, charges, encumbrances or restrictions, except such as are described in the OTS Applications and in the Prospectus or are not materially significant or important in relation to the business of the Parties taken as a whole; and all of the leases and subleases material to the business of the Parties under which the Parties holds properties, including those described in the OTS Applications and Prospectus, are in full force and effect.

          (n) The Association has received an opinion of its counsel, Serchuk & Zelermeyer, LLP, with respect to the federal income tax consequences of, and other matters relating to the Reorganization of the Association from mutual to stock form as described in the Registration Statement, the OTS Applications and the Prospectus and with respect to the New York income tax consequences of the proposed transaction; all material aspects of the opinion of Serchuk & Zelermeyer, LLP are accurately summarized in the Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate, and complete, and none of the Parties will take any action inconsistent therewith.

          (o) The Association has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell its capital stock to the Holding Company as provided herein and as described in the Prospectus. The consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Association and this Agreement has been validly executed and delivered by the Association and is the valid, legal and binding agreement of the Association enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy).

          (p) The Association is not, and as of the Closing Date neither the Holding Company nor the MHC shall be, in violation of any written directive which has been delivered to the Holding Company, the MHC or the Association or of which management of the Holding Company, the MHC or the Association has actual knowledge, from the Commission, the OTS, the FDIC or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commission, the OTS and the FDIC) and except as set forth in the OTS Applications and the Prospectus there is no suit or proceeding or, to the knowledge of the Holding Company, the MHC or the Association, charge, investigation or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Holding Company, the MHC or the Association, threatened, which might materially and adversely affect the Reorganization, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement or the OTS Applications or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital, properties, business affairs or business prospects of the Holding Company, the MHC or the Association or which would materially affect their properties and assets.

          (q) The financial statements and the notes thereto which are included in the Registration Statement and which are part of the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby, and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and generally accepted accounting principles ("GAAP") (including those requiring the recording of certain assets at their current market value). To the knowledge of the Holding Company and the Association, such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Association with the OTS and the FDIC, except that accounting principles employed in such filings conform to requirements of such authorities and not necessarily to generally accepted accounting principles. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements, if any, of the Association included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

          (r) Since the date as of which the Application was approved by the OTS:From the respective dates as of which information is given in the Registration Statement, including the Prospectus, and the OTS Applications were approved by the OTS through and including the Closing Date, (i) there has not been any material adverse change, financial or otherwise, in the condition of the MHC, the Holding Company or the Association, or of the MHC, the Holding Company and the Association considered as one enterprise, or in the earnings, capital or properties of the MHC, the Holding Company or the Association, whether or not arising in the ordinary course of business, (ii) there has not been any other material change which would require an amendment to the Prospectus; (iii) the Association has not issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iv) there have not been any material transactions entered into by the Holding Company or the Association, except with respect to those transactions entered into in the ordinary course of business; and (v) the capitalization, liabilities, assets, properties and business of the MHC, the Holding Company and the Association conform in all material respects to the descriptions thereof contained in the Prospectus, and neither the MHC, the Holding Company nor the Association have any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

          (s) As of the date hereof, as to the Association, and as of the Closing Date, as to the Holding Company, the MHC and the Association, neither the Holding Company, the MHC nor the Association is in violation of its certificate of incorporation, charter or bylaws (and the Association will not be in violation of its charter or bylaws in capital stock form as of the Closing Date) or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it, or any of its property may be bound which would result in a material adverse change in the condition (financial or otherwise), earnings, capital, properties, business affairs or business prospects of the Holding Company, the MHC or Association or which would materially affect their properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the certificate of incorporation charter and bylaws of the Holding Company, the charter and bylaws of the MHC, the charter and bylaws of the Association (in either mutual or capital stock form), or any material contract, lease or other instrument to which the Holding Company, the MHC or the Association has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Holding Company, the MHC or the Association; or (iii) with the exception of the lLiquidation aAccount established in the Reorganization, result in the creation of any material lien, charge or encumbrance upon any property of the Holding Company, the MHC or the Association.

          (t) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of any of the Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other material instrument or agreement to which any of the Parties is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to any of the Parties individually or on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Parties, threatened any action or proceeding wherein any of the Parties would or might be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Parties, would have a material adverse effect upon the Parties individually or considered as one enterprise.

          (u) Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the Registration Statement, the Prospectus and the OTS Applications under the caption "Capitalization," and, except for the shares of Common Stock held by the MHC, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in
     Section 2; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares will not violate any preemptive rights; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the OTS Applications and the Prospectus. To the knowledge of the Parties, upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor as set forth in the Plan and the Prospectus, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

          (v) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the OTS and the Commission (which have been received) and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered and as may be required under the regulations of the National Association of Securities Dealers, Inc. ("NASD") and the National Association of Securities Dealers Automated Quotation ("NASDAQ") Stock Market.

          (w) KPMG Peat Marwick, LLP has certified the financial statements filed as part of the Registration Statement and the MHC Notice and Application, and is with respect to the Holding Company and the Association and the MHC, an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Sections 563c.3 and 571.2(c)(3) and the 1933 Act and the 1933 Act Regulations.

          (x) The Association has (subject to all properly obtained extensions) timely filed all required federal and state tax returns, has paid all taxes that have become due and payable in respect of such returns, has made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

          (y) Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Association until all Shares are sold and paid for as described in the Prospectus, with provision for refund to the purchasers in the event that the Reorganization is not completed for whatever reason or for delivery to the Association if all Shares are sold.

          (z) The Association is in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

          (aa) To the knowledge of the Parties, neither the Parties nor any director or employee of the Parties has made any payment of funds of the Parties as a loan to any person, other than to the Employee Stock Ownership Plan Trust for the purchase of the Shares.

          (bb) Prior to the Reorganization, the Association was not authorized to issue shares of capital stock and neither the MHC, the Holding Company nor the Association has: (i) issued any securities within the last 18 months (except for (A) notes to evidence other Association loans and reverse repurchase agreements or other liabilities and (B) shares of Common Stock issued to the MHC with respect to the initial capitalization of the Holding Company); (ii) had any material dealings within the twelve months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Subscription and PublicCommunity Offerings and routine purchases and sales of U.S. government and agency securities and other investment securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between Agent and the Parties in connection with the offering of Common Stock, and no person is being compensated in any manner for such service.

          (cc) All pending legal proceedings to which the Holding Company or the Association is a party or of which any of their property is the subject which are not described in the Application and the Prospectus, including ordinary routine litigation incidental to the business are, considered in the aggregate, not material.

          (dd) To the knowledge of the MHC, the Holding Company and the Association, the MHC, the Holding Company and the Association comply in all material respects with all laws, rules and regulations relating to environmental protection, and neither the MHC, the Holding Company nor the Association has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable in any material respect, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar federal, state or local environmental laws and regulations. There are no actions, suits, regulatory investigations or other proceedings pending or, to the knowledge of the MHC, the Holding Company or the Association, threatened against the MHC, the Holding Company or the Association relating to any environmental condition or contamination, nor does the MHC, the Holding Company or the Association have any reason to believe any such proceedings may be brought against any of them; and no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, as occurred on, in, at or about any facilities or properties owned or leased by any of the Parties or, to the best knowledge of the Association, in which the Association has a security interest.

          (ee) The Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Reorganization.

          (ff) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete and in all material respects.

          (gg) All of the loans represented as assets on the most recent financial statements or selected financial information of the Association included in the Prospectus meet or are exempt from all requirements of all federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 CFR Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Parties taken as a whole.

          (hh) None of the Parties are required to be registered as an investment company under the Investment Company Act of 1940.

          (ii) Keller & Company, Inc., which prepared the appraisal of the aggregate pro forma market value of the Holding Company and the Association on which the Offerings were based (the "Appraisal"), has advised the Parties within the meeting of the Reorganization Regulations.

          (jj) As of the date hereof the charters of the Holding Company and the MHC have been filed with the OTS, but neither charter is effective or otherwise enforced.

     Any certificates signed by an officer of the Parties and delivered to Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

          SECTION 5. AGENT REPRESENTS AND WARRANTS TO THE PARTIES THAT:

     (a) Agent is a corporation and is validly existing in good standing under the laws of the State of ______________ with full power and authority to provide the services to be furnished to the Parties hereunder.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Agent, and this Agreement has been duly and validly executed and delivered by Agent and is the legal, valid and binding agreement of Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by
(i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 10 or 11 hereof may be unenforceable as against public policy.

     (c) Each of Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary, to perform such services and Agent is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Association is relying on such registration for the sale of the Shares, until the Reorganization is consummated or terminated.

     (d) No action, suit, charge or proceeding before the Commission, the NASD, any state securities commission or any court is pending, or to the knowledge of Agent threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

     (e) Agent is registered as a broker/dealer pursuant to Section 15(b) of the 1934 Act and is a member of the National Association of Securities Dealers, Inc.

     (f) The execution and delivery of this Agreement by Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the certificate of incorporation of Agent or any agreement, indenture or other instrument to which Agent is a party or by which its property is bound, or law or regulation by which Agent is bound.

     (g) Funds received by Agent to purchase Common Stock in the Offerings will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended.

     (h) Agent will comply with all applicable laws and regulations in the performance of its obligations hereunder.

     SECTION 6. COVENANTS OF THE PARTIES. The Parties hereby jointly and severally covenant with Agent as follows:

          (a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object.

          (b) The Parties will not, at any time after the date any OTS Application is approved, file any amendment or supplement to such OTS Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

          (c) The Parties will use their best efforts to cause the OTS to approve the Holding Company's acquisition of the Association, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the OTS Applications to be approved by the OTS, and will immediately upon receipt of any information concerning the events listed below notify Agent and promptly confirm the notice in writing: (i) when the Registration Statement, as amended, has become effective; (ii) when the MHC Notice and Application, as amended, has been approved by the OTS; (iii) when the Holding Company Application, as amended, has been approved by the OTS; (iv) when the Merger Application has been approved by the OTS; (v) of the receipt of any comments from the Commission, the OTS or any other governmental entity with respect to the Reorganization or the transactions contemplated by this Agreement; (vi) of any request by the Commission, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement or the OTS Applications or for additional information; (vii) of the issuance by the Commission, the OTS, the FDIC or any other governmental entity of any order or other action suspending the Subscription or PublicCommunity Offerings, or the use of the Registration Statement or the Prospectus or any other filing of the Parties under the Reorganization Regulations or withdrawing the approval of the OTS Applications or any other filing of the Association under the Reorganization Regulations or other applicable law, or the threat of any such action; (viii) of the issuance by the Commission, the OTS or the FDIC, or any state authority, of any order withdrawing the authorization to use the Prospectus or of any stop order suspending the effectiveness of any Blue Sky filings or of the initiation or threat of initiation or threat of any proceedings for those purposes; or (vi) of the occurrence of any event mentioned in paragraph (g) below. The Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS or the FDIC, or any other state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

          (d) The Parties will deliver to Agent and to its counsel two conformed copies of each of the following documents, with all exhibits: each of the OTS Applications and the Holding Company Application, and the Registration Statement, as originally filed and of each amendment or supplement thereto. Further, the Parties will deliver such additional copies of the foregoing documents to counsel for Agent as may be required for any NASD filings. In addition, the Association will also deliver to Capital Resources such number of copies of the Offering Circular, as amended or supplemented, as Capital Resources or its counsel may reasonably request.

          (e) The Parties will furnish to Agent, from time to time, during the period when the Offering Circular (or any later prospectus related to this Offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such prospectus (as amended or supplemented) as the Prospectus as Agent or its counsel may reasonably request. for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations thereunder. The Parties authorize

     Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Shares by Agent.

          (f) The Association will comply in all material respects at its own expense with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Commission, by applicable state laws and regulations, and by the 1933 Act, the Securities Exchange Act of 1934, as amended, the ("1934 Act"), and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Parties will comply in all material respects, at their own expense, with all material requirements imposed upon them by the OTS, the Reorganization Regulations, the Commission, and all other applicable laws and regulations, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

          (g) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the MHC, the Holding Company or the Association shall occur, as a result of which it is necessary or appropriate, in the reasonable opinion of counsel for the Parties to amend or supplement the Registration Statement, the OTS Applications or Prospectus in order to make the Registration Statement, the OTS Applications or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Parties will, at their sole expense, forthwith prepare, file with the Commission and the OTS and furnish to Agent a reasonable number of copies of any amendment or amendments of, or a supplement or supplements to, the OTS Applications, the Registration Statement and/or Prospectus (in form and substance reasonably satisfactory to Agent and its counsel after a reasonable time for review) which will amend or supplement the OTS Applications, the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus reasonably is delivered to a purchaser, not misleading. For the purpose of this Agreement, the MHC, the Holding Company and the Association each will timely furnish to Agent such information with respect to itself as Agent may from time to time request.

          (h) The Holding Company will take all necessary actions, in cooperation with Agent, and furnish to whomever Agent may direct, such information as may be required to qualify or register the Shares for offering and sale by the Holding Company under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Reorganization Regulations to be sold or as Agent may reasonably designate and as reasonably agreed to by the Holding Company and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offerings will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

          (i) The liquidation account for the benefit of eligible account holders with account balances of $50 or more as of the applicable record dates will be duly established and maintained in accordance with the requirements of the OTS.

          (j) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the date hereof, without Agent's prior written consent, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

          (k) The Holding Company shall register its Common Stock under Section 12(g) of the 1934 Act concurrent with the Offerings pursuant to the Plan and shall request that such registration be effective upon completion of the Reorganization. The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

          (l) During the period during which the Holding Company's Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and changes in financial position or cash flow statement of the Holding Company as at the end of and for such year, certified by independent public accountants and prepared in accordance with Regulation S-X or S-B under the 1934 Act or applicable regulations of the
     OTS).

          (m) During the period of three years from the date hereof, the Holding Company will furnish to Agent: (i) a copy of each public report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including but not limited to, reports on Form 10-KSB, 10-QSB and 8-K and all proxy statements and annual reports to stockholders), a copy of each public report of the Holding Company mailed to its stockholders or filed with the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, each press release and material news items and additional public documents and information with respect to the Holding Company as Agent may reasonably request, and (ii) from time to time, such other publicly available information concerning the Holding Company and the Association as Agent may reasonably request.

          (n) The Parties will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (o) Other than as permitted by the HOLA, the Reorganization Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the Shares are qualified for sale, neither the Holding Company nor the Association will distribute any prospectus, Prospectus or other offering material in connection with the offer and sale of the Shares.

          (p) The Parties shall advise Agent in writing of all material relationships or material facts known to the Parties to render any persons subscribing for or ordering shares in the Subscription and Community Offerings an Associate of, or a person acting in concert with, any other person within the meaning of the Reorganization Regulations, and shall further cooperate with Agent in calculating appropriate limitations on the purchase of shares by such person pursuant to the Reorganization Regulations and the Plan. The Association will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Association's fiscal quarter next following the effective date (as defined in said Rule 158) of the Application.

          (q) The Holding Company will use its best efforts obtain approval for and maintain quotation of the shares on the NASDAQ Stock Market/Small Cap Market effective on or prior to the Closing Date.

          (r) The Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Subscription and PublicCommunity Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company's obligation to refund payments received from persons subscribing for or ordering Shares in the Subscription and PublicCommunity Offerings in accordance with the Plan as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

          (s) Prior to the Closing Date, the Mutual Holding Company and the Holding Company will each register as a savings and loan holding company under the HOLA within the period required by applicable law.

          (t) The Parties will take such actions and furnish such information as are reasonably requested by Agent in order for Agent to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding."

          (u) The Parties have conducted and will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OTS and the FDIC.

          (v) The Parties will not amend the Plan without Agent's prior written consent in any manner that, in the reasonable opinion of Agent, would materially and adversely affect the sale of the Shares or the terms of this Agreement except to comply with any regulatory requirement.

          (w) The Holding Company will file with the Commission within the required time period, such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

          (x) The Holding Company shall provide the Agent with any information necessary to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

          (y) The Holding Company will not deliver the Shares until the parties have satisfied or caused to be satisfied each condition set forth in
     Section 8 hereof, unless such condition is waived in writing by the Agent.

          (z) Upon completion of the sale by the Holding Company of the Shares contemplated by the Plan and the Prospectus, (i) the MHC shall have been formed pursuant to the Plan and shall own at all times more than 50% of the issued and outstanding shares of Common Stock, (ii) all of the issued and outstanding shares of capital stock of the Association shall be owned by the Holding Company, (iii) the Holding Company shall have no direct subsidiaries other than the Association, and (iv) the Reorganization shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and (v) all terms, conditions, requirements and provisions with respect to the Reorganization (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

          (aa) Prior to the Closing Date, the Plan shall have been approved by the eligible voting members of the Association in accordance with the Reorganization Regulations and the provisions of the Association's charter and bylaws.

          (bb) On or before the Closing Date, the Parties will have completed all conditions precedent to the Reorganization specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Reorganization Regulations (except as modified or waived in writing by the OTS) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon any of the Parties by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus.

     SECTION 7. PAYMENT OF EXPENSES. Whether or not the Reorganization is completed or the sale of the Shares by the Holding Company is consummated, the Parties agree to pay directly for or to reimburse Agent for (to the extent that such expenses have been reasonably incurred by Agent) (a) all filing fees and expenses incurred in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or blue sky laws of any jurisdictions that Agent and the Association may agree upon pursuant to subsection (h) of Section 6 above, including counsel fees paid or incurred by the Parties or Agent in connection with such qualification or registration or exemption from qualification or registration; (b) all filing fees in connection with all filings with the NASD; (c) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares to purchasers in the Reorganization; (d) reasonable and necessary expenses of the Reorganization, including but not limited to, attorneys' fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Reorganization; and (e) out-of-pocket expenses incurred by Agent in connection with the Reorganization or any of the transactions contemplated hereby, including, without limitation, the fees of its attorneys, and reasonable communication and travel expenses, as limited by Section 2 hereof. Not later than three days prior to the Closing Date, the Agent will provide the Parties with a detailed accounting of all reimbursable expenses to be paid at the Closing.

     SECTION 8. CONDITIONS TO AGENT'S OBLIGATIONS. The Agent's obligations hereunder, as to the Shares to be delivered at the Closing Date and the occurrence of the Closing and the Reorganization, are subject to the condition that all representations and warranties and other statements of the Parties herein are, at and as of the commencement of the Subscription and PublicCommunity Offerings and at and as of the Closing Date, true and correct in all material respects, the condition that the Parties shall have performed in all material respects all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

          (a) The Registration Statement shall have been declared effective by the Commission and the MHC Notice and Application approved by the OTS prior to the commencement of the Offering, the Holding Company Application shall have been approved, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to any of the Parties' best knowledge, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefore initiated or, to any of the Parties' best knowledge, threatened by the OTS, the Commission, or any other governmental body.

          (b) At the Closing Date, the MHC, the Holding Company and the Association will have completed the conditions precedent to, and shall have conducted the Reorganization in all material respects in accordance with, the Plan, the Reorganization Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon them by the OTS.


          (c) At the Closing Date, Agent shall have received:

               (1) The favorable opinion, dated as of the Closing Date addressed to Agent and for its benefit, of Serchuk & Zelermyer, LLP ("S&P") counsel for the Parties, in form and substance acceptable to Agent . S&P shall also provide a letter dated as of the Closing Date addressed to Agent which states that, with respect to the opinion of such counsel nothing has come to the attention of S&P that would lead S&P to believe that Agent and its counsel are not justified in relying upon such opinion. The opinions of S&P shall in form and substance be to the effect that:

                    (i) The Holding Company is a corporation duly organized and validly existing and in good standing under the federal laws of the United States of America, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Parties.

                    (ii) The Mutual Holding Company has been incorporated and is validly existing as a mutual holding company in good standing under the laws of the United States.

                    (iii) The Mutual Holding Company has corporate power and
               authority to own, lease and operate its properties and to conduct its business as described in the OTS Applications and the Prospectus.

                    (iv) The Association was organized and is a validly existing federally-chartered savings and loan association in mutual form of organization and upon the Reorganization will become an organized and validly existing federally-chartered savings bank in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the OTS Applications and the Association has corporate existence under the laws of the United States. The activities of the Association as described in the Prospectus, insofar as they are material to the operations and financial condition of the Association, are permitted by the rules and regulations of the OTS; the issuance and sale of the capital stock of the Association to the Holding Company in the Reorganization has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Association and, upon payment therefore in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable; and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

                    (v) The Association is a member of the FHLB of New York, the deposit accounts of the Association are insured by the FDIC up to the maximum amount allowed under law, and to such counsel's knowledge no proceedings for the termination or revocation of such insurance are pending or threatened; and the description of the liquidation account as set forth in the Application and the Prospectus under the caption "The Reorganization - Effects of Reorganization on Depositors and Borrowers - Liquidation Rights" to the extent that it constitutes matters of law, summaries of legal matters, documents, proceedings or legal conclusions has been reviewed by such counsel and is accurate in all material respects.

                    (vi) On the Closing Date, the authorized, issued and
               outstanding capital stock of the Holding Company will be within the range set forth in as set forth in the Application and the Prospectus under the caption "Capitalization," and to such counsel's knowledge no shares of Common Stock have been issued prior to the Closing Date (except for shares issued to the MHC upon incorporation of the Holding Company); the shares of Common Stock of the Holding Company issued to the MHC have been duly and validly authorized for issuance and will be fully paid and nonassessable; at the time of the Reorganization, the Shares subscribed for pursuant to the Subscription and PublicCommunity Offerings and the Shares issued to the Mutual Holding Company will have been duly and validly authorized for issuance, and when issued and delivered by the Association pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable, provided, however, that Shares issued to the Mutual Holding Company may be subject to restrictions on resale and possible subscription rights of the Association's depositors in accordance with the Reorganization Regulations, and provided further that no opinion need be rendered as to security interests or pledges granted by the purchasers of such Shares; and the issuance of the Shares is not subject to preemptive rights.

                    (vii) The execution and delivery of this Agreement, and the performance by the Parties of their obligations hereunder, have been validly authorized by all necessary corporate action on the part of the Parties; and this Agreement is a valid and binding obligation of the Parties, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions or savings and loan holding companies, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as the obligations of the Parties under the indemnification provisions of Sections 9 and 10 hereof may be limited by law or unenforceable as against public policy, as to which, no opinion need be expressed).

                    (viii) The Plan has been duly adopted by the required vote of the Directors and members of the Association in the manner required by the Reorganization Regulations and the Association's respective charter and bylaws, provided, however, that as to the tally of votes, such counsel may rely upon the certificate of the inspectors of election.

                    (ix) Subject to the satisfaction of the conditions to the
               OTS's approval of the Reorganization and the Holding Company Application, no further approval, registration, authorization, consent or other order of any regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Reorganization, except as may be required under Blue Sky laws, (as to which no opinion need be rendered) or the regulations of the NASD and the NASDAQ Stock Market (as to which no opinion need be rendered). The Reorganization has been consummated in all material respects in accordance with all applicable provisions of the HOLA and the Reorganization Regulations.

                    (x) The OTS Applications including the Prospectus as filed with the OTS were complete as to form in all material respects and have been approved by the OTS. The OTS has approved the Application and the Holding Company Application under the HOLA, and the issuance of all of the issued and outstanding capital stock of the Association and the purchase thereof by the Holding Company as described in the Prospectus has been authorized by the OTS and to such counsel's knowledge, no action has been taken, or to counsel's knowledge is pending or threatened, to revoke any such authorization or approval.

                    (xi) At the time the OTS Applications, including the
               Prospectus contained therein, was approved, the OTS Applications including the Prospectus contained therein (as amended or supplemented, if so amended or supplemented) complied as to form in all material respects with the requirements of all applicable federal laws and the rules and regulations of the OTS (except as to the financial statements, other financial and statistical data and stock valuation and pro forma information included therein as to which such counsel need express no opinion); to such counsel's knowledge, all material documents and exhibits required to be filed with the OTS Applications (as amended or supplemented, if so amended or supplemented) have been so filed. The description in the OTS Applications and the Prospectus contained therein of such documents and exhibits is accurate in all material respects.

                    (xii) To such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Application or the Holding Company Application.

                    (xiii) The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or threatened.

                    (xiv) The terms and provisions of the Common Stock of the
               Holding Company conform to the description thereof contained in the Registration Statement, the OTS Applications and the Prospectus, and such description describes in all material respects the rights of the holders thereof; the information in the Prospectus under the captions "Restrictions on Acquisition of the Company and the Bank - Absence of Cumulative Voting" and " - Authorization of Preferred Stock" and " - Restrictions on Acquisition of Securities" and "Description of Capital Stock of the Company," to the extent that they constitute matters of law or legal conclusions has been prepared by such counsel and is accurate in all material respects; and the form of certificate used to evidence the Shares is in due and proper form.

                    (xv) To such counsel's knowledge, there are no legal or
               governmental proceedings pending or threatened asserting the invalidity of this Agreement, seeking to prevent the Reorganization or the offer, sale or issuance of the Shares, or which are required to be disclosed in the OTS Applications and the Prospectus, other than those disclosed therein; provided, that for this purpose, any litigation or governmental proceeding is not considered to be

               "threatened" unless the potential litigant or governmental authority has manifested to the management of the Association, or to such counsel, a present intention to initiate such litigation or proceeding.

                    (xvi) At the time that the Registration Statement became
               effective the Registration Statement, including the Prospectus contained therein (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

                    (xvii) The information in the OTS Applications and
               Prospectus under the captions "Regulation," "The Reorganization-Tax Effects," "Taxation," and "Description of Capital Stock of the Company" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects (except as to the financial statements and other financial and statistical data and stock valuation and pro forma data included therein as to which such counsel need express no opinion).

                    (xviii) To such counsel's knowledge, the MHC, the Holding
               Company the Association have obtained all licenses, permits and other governmental authorizations required for the conduct of their respective businesses, except where the failure to have such licenses, permits or authorizations would not have a material adverse effect on the business, financial condition, operations or income of the MHC, the Holding Company and the Association on a consolidated basis, and to such counsel's knowledge all such licenses, permits and other governmental authorizations are in full force and effect.

                    (xix) To such counsel's knowledge neither the MHC, the
               Holding Company nor the Association is in contravention of its charter or its bylaws (and the Association will not be in contravention of its charter or bylaws in stock form upon consummation of the Reorganization) or, to such counsel's knowledge, in default or violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound which default or violation would be material to the business of the MHC, the Holding Company and the Association considered as one enterprise; to such counsel's knowledge, the execution and delivery of this Agreement by the Parties, the incurring of the obligations herein set forth and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the MHC, the Holding Company and the Association, as applicable, and, to such counsel's knowledge, will not constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the MHC, the Holding Company or the Association which are material to their business considered as one enterprise, pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the MHC, the Holding Company or the Association is a party or by which any of them may be bound, or to which any of the property or assets of the MHC, the Holding Company or the Association is subject. In addition to such counsel's knowledge, such action will not result in any material violation of the provisions of the ccertificate of incorporation harter or bylaws of the MHC, the Holding Company or the charter and bylaws of the Association.

                    (xx) To such Counsel's knowledge, the MHC, the Holding
               Company and the

               Association are not in violation of any directive from the Commission, the OTS or the FDIC requiring them to make any material change in the method of conducting their business.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion satisfactory to Agent, upon the opinion of other counsel of good standing (providing that such counsel states that nothing has come to its attention that would lead it to believe that Agent is not justified in relying upon such specified opinion or opinions), and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Parties and public officials (but not on conclusions of law which may be set forth in said certificates); provided copies of any such opinion(s) or certificates are delivered pursuant hereto or to Agent together with the opinion to be rendered hereunder by special counsel to the Parties. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the MHC, the Holding Company or the Association.

     (2) The letter of Serchuk & Zelermyer, LLP, counsel for the Parties addressed to Agent, dated the Closing Date, in form and substance to the effect that:

     During the preparation of the Registration Statement, the OTS Applications and the Prospectus, such counsel participated in conferences with officers, directors and representatives of the MHC, the Association and the Holding Company, representatives of the independent public accountants for the Parties and representatives of Agent, at which the contents of the Registration Statement, the OTS Applications and Prospectus were discussed. Based upon such conferences and a review of corporate records of the OTS as such counsel conducted in connection with the preparation of the Registration Statement and of the OTS Applications, and on the basis of the foregoing (relying as to factual matters on officers' certificates and other statements of fact made by the Parties), nothing has come to such counsel's attention that would lead them to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter, and the OTS Applications at the time it was approved or, the Prospectus as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements schedules and other financial, statistical, valuation and pro forma data included or statistical methodology employed in the Registration Statement, the OTS Applications or Prospectus).

     (3) The favorable opinion, dated as of the Closing Date, of Gallagher, Callahan & Gartrell, P.A., Agent's counsel, with respect to such matters as Agent may reasonably require. Such opinion may rely upon the opinions of counsel to the Parties, and as to matters of fact, upon certificates of officers and directors of the Parties delivered pursuant hereto or as such counsel shall reasonably request.

     (d) At the Closing Date, counsel to Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinion as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

     (e) At the Closing Date, Agent shall receive a certificate of the Chief

Executive Officer and the Chief Financial Officer of each of the Parties, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, in their opinion no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, financial condition, capital, properties, business prospects or business affairs of the Association, and the conditions set forth in this Section 8 have been satisfied; (iii) to their knowledge since the respective dates as of which information is given in the OTS Applications and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, business affairs or business prospects of the Association whether or not arising in the ordinary course of business; (iv) to the knowledge of such officers the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) to their knowledge, the Parties have complied with all material agreements and satisfied, in all material respects at or prior to the Closing Date, all obligations required to be met by such date and will in all material respects comply with all obligations to be satisfied by them after Reorganization; (vi) to their knowledge, no order suspending or withdrawing the approval of the OTS Applications has been initiated or, to their knowledge, threatened by the OTS or any state authority; (vii) no order suspending the Subscription or PublicCommunity Offerings, the Reorganization, the acquisition of all of the shares of the Association by the Holding Company or the authorization for use of the Prospectus has been issued and to the best knowledge of the Parties, no proceedings for that purpose have been initiated or threatened by the OTS, the Commission, the FDIC, or any state authority; and
(viii) to their knowledge, no person has sought to obtain review of the final action of the OTS approving the Plan or to enjoin the Reorganization.

     (f) Prior to and at the Closing Date: (i) in the reasonable opinion of Agent, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, or the business affairs or business prospects of the Association, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Parties, considered as one enterprise, from the latest date as of which the financial condition of the Parties is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the MHC, the Holding Company or the Association shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Agent) and which would reasonably be expected to have a material and adverse effect on the business, operations or financial condition or income of the Parties taken as a whole; (iv) the Parties shall not be in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending, or, to the knowledge of the Parties, threatened against any of the Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the business, operations, financial condition or income of the Parties, taken as a whole; and
(vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as Agent shall have requested and as agreed to by the Parties.

     (g) Concurrently with the execution of this Agreement, Agent shall receive a letter from KPMG Peat Marwick LLP, dated the date hereof and addressed to
Agent: (i) confirming that KPMG Peat Marwick LLP is a firm of independent public accountants within the meaning of 12 C.F.R. ss. 571.2(c)(3) and no information concerning its relationship with or interests in the Parties is required to be disclosed in the Prospectus by the Reorganization Regulations, and stating in effect that in KPMG Peat Marwick LLP's opinion the financial statements of the Association as are included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related published rules and regulations of the Commission thereunder, the Reorganization Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Association prepared by the Association, a reading of the minutes of the meetings of the Board of Directors and members of the Association, a review of interim financial information in accordance with Statement of Auditing Standards no. 71, and consultations with officers of the Association responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements including recent developments, if any, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest audited financial statements included in the Prospectus to a specified date not more than ten business days prior to the date hereof, there has been (1) any increase in the long term borrowings of the Association of more than $250,000 or in short term borrowings of more than $2,000,000 or (2) an increase of greater than $200,000 in non performing assets (consisting of accruing loans past due 90 days or more, non-accruing loans and foreclosed assets) or (3) any decrease in the allowance for loan losses or (4) any decrease in total equity or (5) a decrease in net income when compared to the like period in 1995 or (6) any change in total assets of the Association in an amount greater than $10,000,000 any material change in certain financial statement categories as reasonably identified by Agent; or (C) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than ten business days prior to the date hereof, there was any increase in borrowing (defined as advances from the FHLB of New York, securities sold under agreements to repurchase and any other form of debt other than deposits) of any of the Parties or in non-performing loans of the Association; or (D) there was any decrease in retained earnings of the Association at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Association for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause
(ii) of this subsection (g), they have compared with the general accounting records of the Association which are subject to the internal controls of the Association's accounting system and other data prepared by the Association, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

     (h) At the Closing Date, Agent shall receive a letter from KPMG Peat Marwick LLP, dated the Closing Date, addressed to Agent, confirming the statements made by its letter delivered by it pursuant to subsection (g) of this
Section 8, except that the "specified date" referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

     (i) The Association shall not have sustained since the date of the latest audited financial statements included in the Registration Statement, the OTS Applications and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the OTS Application and Prospectus, and since the respective dates as of which information is given in the Registration Statement, the OTS Application and Prospectus, there shall not have been any material change in the long term debt of the Association other than debt incurred in relation to the purchase of Shares by the Association's Tax-Qualified Employee Plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Association, otherwise than as set forth or contemplated in the Registration Statement,, the OTS Application and Prospectus, the effect of which, in any such case described above, is in Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Subscription or PublicCommunity Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     (j) At or prior to the Closing Date, Agent shall receive (i) a copy of the letter from the OTS authorizing the use of the Prospectus and approving the MHC Notice and Application, (ii) a copy of a certificate from the OTS evidencing the corporate existence of the Association, (iii) the copy of the order from the Commission declaring the Registration Statement effective, (iv) a certificate and/or other writing, in form and substance reasonably satisfactory to Agent, evidencing the valid existence, from the appropriate federal authority, of the Holding Company as of the Closing Date, (v) a copy of the letter from the OTS approving the Holding Company application, (vi) a certificate from the FDIC evidencing the Association's insurance of accounts, (vii) a certificate of FHLB of New York evidencing the Association's membership therein, (viii) a certificate or other writing from OTS, in form and substance reasonably satisfactory to Agent, evidencing the valid existence of the MHC as of the Closing Date, (ix) a copy of the letters from the OTS approving the Merger Application, and (x) any other documents that the Agent shall reasonably request.

     (k) As soon as available after the Closing Date, Agent shall receive a certified copy of the Association's stock charter, the Holding Company's charter, and the MHC's charter.

     (1) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the NASDAQ Stock Market, or minimum or maximum prices for trading being fixed, or maximum ranges for prices for securities being required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day, and (C) which, when combined with all other such halts occurring during the previous five business days, total less than three; (ii) a general moratorium on the operations of commercial banks or federal - insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or federal - insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if, as to clauses (iii) or (iv), the effect of such hostilities or decline, in Agent' reasonable judgment, makes it impracticable or inadvisable to proceed with the Subscription or PublicCommunity Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the OTS Applications and the Prospectus.

     (m) At the Closing Date, the Agent shall receive a letter from Keller & Company, Inc. dated as of the Closing Date, (i) confirming that said firm is independent of the Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Reorganization Regulations, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Reorganization Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Parties, as reorganized, expressed in the Appraisal as most recently updated, remains in effect.

     All such opinions, certifications, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Agent and its counsel, satisfactory to Agent and its counsel. Any certificates signed by an officer or director of the MHC, the Holding Company or the Association and delivered to Agent or its counsel shall be deemed a representation and warranty by the MHC, the Holding Company or the Association to Agent as to the statements made therein.

     If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement, this Agreement and all of Agent' obligations hereunder may be canceled by Agent by notifying the Association of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 7, 9 and 10 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Association agrees to reimburse Agent for all out-of-pocket expenses, (including without limitation the fees and expenses of Agent' counsel) reasonably incurred by Agent and Agent's counsel at its normal rates, in connection with the preparation of the Registration Statement, the OTS Applications and the Prospectus, and in contemplation of the proposed Subscription or PublicCommunity Offerings to the extent provided for in Sections 2 and 7 hereof.

     SECTION 9. INDEMNIFICATION.

     (a) The Parties jointly and severally agree to indemnify and hold harmless Agent, its officers, directors, agents, attorneys and employees and each person, if any, who controls or is under common control with Agent within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that Agent or any of them may suffer or to which Agent and any such persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse Agent and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the OTS Applications (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), or any Blue Sky application or other instrument or document of the Parties or based upon written information supplied by any of the Parties filed in any state or jurisdiction to register or qualify any or all of the Shares or the subscription rights applicable thereto under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement, or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Parties with its consent or based upon written or oral information furnished by or on behalf of any of the Parties, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or, (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the OTS Applications (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Reorganization; or
(iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) the OTS Applications (or any amendment or supplement thereto), any Blue Sky Application, the Prospectus (or any amendment or supplement thereto), or Sales Information made in reliance upon and in conformity with written information furnished to the Parties by Agent regarding Agent expressly for use in the Registration Statement or the Prospectus under the captions "Market for Common Stock," "The Reorganization - Community Offering," "- Public Offering," or "- Marketing Arrangements," nor is indemnification required for material oral misstatements made by Agent to a purchaser of Shares, which are not based upon information provided by the Parties orally or in writing or based on information contained in the Registration Statement (or any amendment or supplement thereto), the OTS Applications (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information distributed in connection with the Reorganization. In addition, the Parties will not be liable under the foregoing provisions to the extent that the loss, claim, damage, liability or action is expressly found in a final judgment by a court of competent jurisdiction to have resulted from Agent's bad faith or gross negligence.

     (b) The Agent agrees to indemnify and hold harmless the Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Parties and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the OTS Applications (or any amendment or supplement thereto), or the preliminary or final Prospectus (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Agent' obligations under this
Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the OTS Applications (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with written information furnished to the Parties by Agent regarding Agent expressly for use under the captions "Market for Common Stock," "The Reorganization - Marketing Arrangements," "- Public Offering," or "- Plan of Distribution" in the Prospectus or in the event of oral misstatements made by Agent to a purchaser of Shares, which are not based upon information provided by the Parties orally or in writing or based on information contained in the Registration Statement (or any amendment or supplement thereto), the OTS Applications (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information distributed in connection with the Reorganization. In addition, Agent will not be liable under the foregoing provisions to the extent that the loss, claim, damage, liability or action is expressly found in a final judgment by a court of competent jurisdiction to have resulted from the Parties' bad faith or gross negligence.

     (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9,
Section 10 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit which settlement is effected without its prior written consent.

     (d) This Section 9 and Section 10 hereof and the representations and warranties of the Parties set forth in this Agreement shall survive, remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys or employees or by or on behalf of any of the Parties or any officers, directors, controlling persons, agents or employees of any of the Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

     (e) No indemnification by the Parties under Section 9(a) hereof nor contribution under Section 10 hereof shall be effective if the same shall be deemed to be in violation of any law, rule or regulation applicable to the Parties including, without limitation, Section 23A of the Federal Reserve Act. If the indemnification or contribution by the Parties is not effective pursuant to the preceding sentence, then the indemnification by Agent pursuant to Section 9(b) shall likewise be ineffective and the Parties shall not be entitled to any contribution from Agent pursuant to Section 10.

     SECTION 10. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 9 is due in accordance with its terms but is for any reason unavailable as a result of Section 9(e) or held by a court to be unavailable from the Parties or Agent, then in any such event the Parties and Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Parties or Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) Agent is responsible for that portion represented by the percentage that the fees paid to Agent pursuant to
Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Parties from the sale of the Shares in the Subscription and PublicCommunity Offerings, net of amounts paid to Agent and (ii) the Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Parties on the one hand and Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Parties on the one hand and Agent on the other from the Offerings as well as any other relevant equitable considerations. The relative benefits received by the Parties on the one hand and Agent on the other shall be deemed to be in the same proportion as the total gross proceeds from the Subscription and PublicCommunity Offerings (before deducting expenses) received by the Parties net of amounts paid to Agent bear to the total fees (not including expenses) received by Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parties on the one hand or Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties and Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Agent under this Agreement. It is understood that the above-stated limitation on Agent's liability is essential to Agent and that Agent relied upon such limitation and would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Parties under this Section 10 and under Section 9 shall be in addition to any duties, obligations and liabilities which the Parties may otherwise have. For purposes of this Section 10, each of Agent's or the Parties' officers and directors and each person, if any, who controls Agent or the Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as Agent and the Parties. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10. This
Section 10 is subject to and limited by the provisions of Section 23A of the Federal Reserve Act, as applicable.


     SECTION 11. SURVIVAL OF AGREEMENTS, REPRESENTATIONS, WARRANTIES AND INDEMNITIES. The respective indemnities of the Parties and Agent and the representations and warranties and other statements of the Parties set forth in or made pursuant to this Agreement, or contained in certificates of officers of the Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Agent, the Parties or any indemnified person referred to in Section 9 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of Agent, the Parties, and any such indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations. Neither this Section nor Section 9(d) shall be interpreted as providing that the effective date of the making of any representation, warranty or statement shall itself be extended to a date after any termination or cancellation of this Agreement or any consummation of the Reorganization.

     SECTION 12. TERMINATION. Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

          (a) In the event the Holding Company fails to sell the minimum number of the Shares within the period specified, and in accordance with the provisions of the Plan or as required by the Reorganization Regulations and applicable law, this Agreement shall terminate upon refund by the Parties to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2, 7, 9 and 10 hereof.

          (b) If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by Agent, this Agreement and all of Agent's obligations hereunder may be canceled by Agent by notifying the Association of such cancellation in writing at any time at or prior to the Closing Date, and, any such cancellation shall be without liability of any party to any other party except as set forth in Sections 2, 7, 9 and 10 hereof.

          (c) If Agent elects to terminate this Agreement as provided in this section, the

     Association shall be notified as provided in Section 13 hereof, promptly by Agent by telephone or telegram, confirmed by letter.

     SECTION 13. NOTICES. All notices and other communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; and if sent to Agent shall be mailed, delivered or telegraphed and confirmed to Agent at First Albany Corporation, 30 South Pearl Street, Albany, New York 12207, Attention: Charles Antonucci (with a copy to Denis J. Maloney, Esquire, Gallagher, Callahan & Gartrell, P.A., 214 North Main Street, P.O. Box 1415, Concord, New Hampshire 03302-1415) and, if sent to the Parties, shall be mailed, delivered or telegraphed and confirmed to the Parties at Gouverneur Savings & Loan Association, 42 Church Street, Gouverneur, New York 13642, Attention: Richard F. Bennett, President (with a copy to Jay L. Hack, Esquire, Serchuk & Zelermyer, LLP, 81 Main Street, Fifth Floor, White Plains, New York 10601).

     SECTION 14. PARTIES. The Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Agent when the same shall have been given by the undersigned. Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Parties, when the same shall have been given by the undersigned or any other officer of the Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Agent and the Parties and the controlling persons referred to in Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     SECTION 15. CLOSING. The closing for the sale of the Shares shall take place on the Closing Date at the offices of Serchuk & Zelermyer, LLP or such other location as mutually agreed upon by Agent and the Parties. At the closing, the Parties shall deliver to Agent in next day funds the commissions, fees and expenses due and owing to Agent as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

     SECTION 16. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     SECTION 17. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York.

     SECTION 18. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     SECTION 19. HEADINGS. Section headings are not to be considered part of this Agreement, are for convenience and reference only and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

     SECTION 20. ENTIRE AGREEMENT: AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for (i) the engagement letter, dated April 6, 1998, by and between Agent and the Association relating to the Agent providing marketing services to the Holding Company and the Association in connection with the Reorganization and (ii) the indemnification letter agreement, dated April 6, 1998, by and between Agent and the Association, relating to Agent's provision of services to the Holding Company and the Association in connection with the Reorganization. In the event of a conflict between any provision of this Agreement and any provision of any of the other writings identified in the preceding sentence, the provisions of this Agreement shall control. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

     Time shall be of the essence of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                        Very truly yours,

                                        GOUVERNEUR BANCORP, INC.
                                        (In Formation)


                                        By:__________________________________
                                                     Richard F. Bennett
                                                     President and Chief
                                                     Executive Officer


                                        CAMBRAY MUTUAL HOLDING COMPANY
                                        (In Formation)


                                        By:_________________________________
                                                     Richard F. Bennett
                                                     President and Chief
                                                     Executive Officer


                                         GOUVERNEUR SAVINGS & LOAN ASSOCIATION


                                         By:_______________________________
                                                     Richard F. Bennett
                                                     President and Chief
                                                     Executive Officer


The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set and above written.


                                         FIRST ALBANY CORPORATION



                                         By:______________________________
                                            Name:
                                            Title: